Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Revolve Group, Inc.:

We consent to the use of our report dated March 14, 2019, except as to the 9th paragraph of note 2, which is as of May 28, 2019, incorporated by reference herein.

KPMG LLP

/s/ KPMG LLP

Irvine, California

June 7, 2019